EXHIBIT 10.49
Comverse Technology, Inc.
2011 Stock Incentive Compensation Plan
Restricted Stock Unit Award Agreement
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made effective as of ________________ (the “Grant Date”) by and between Comverse Technology, Inc., a New York corporation (with any successor, the “Company”), and _____________ (the “Participant”).
RECITALS
WHEREAS, the Company has adopted the Comverse Technology, Inc. 2011 Stock Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
SECTION 1.RESTRICTED STOCK UNIT AWARD.
Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant _________ restricted stock units (the “RSUs”), which shall vest in accordance with Section 2 hereof. Each RSU represents one hypothetical Share.
SECTION 2.VESTING.
(a)Vesting Schedule. Subject to the Participant's Continuous Service as a Director through the applicable Vesting Date (as defined below), 100% of the RSUs shall vest on _______________ (each such date, as well as any other date on which the RSUs vest in accordance with this Agreement, a “Vesting Date”).
(b)Forfeiture. Except as otherwise provided in this Section 2, the RSUs, to the extent not then vested, shall be immediately forfeited by the Participant without consideration as of the date (the “Termination Date”) that the Participant's Continuous Service as a Director ceases In the event of a cessation of Continuous Service as a Director due to death, Disability, mandatory retirement pursuant to Board policy or failure of the Director to be re-nominated or re-elected to the Board (provided such Director has indicated his willingness to stand for re-nomination or re-election, as the case may be), the outstanding and unvested RSUs shall vest on the Termination Date and the Shares to be issued under the vested RSUs shall be delivered to the Participant in accordance with Section 3 hereof, provided, however, that in the event of a Change in Control on or after the Termination Date and prior to the date the Shares are delivered, the Shares shall be delivered on the date of the Change in Control. In the event of cessation of Continuous Service as a Director resulting from the Participant's voluntary resignation or termination from the Board for any reason except as set forth above, all unvested RSUs subject to this award together with all vested RSUs under which Shares have not yet been delivered shall be immediately forfeited without consideration as of the Termination Date.
(c)Change of Control. In the event of a Change of Control, 100% of the RSUs shall vest.
SECTION 3.SETTLEMENT OF RSUs.
On the Vesting Date or as soon as practicable thereafter, but no later than sixty (60) days thereafter, the Company shall cause the number of Shares equal to the number of RSUs which vested on the Vesting Date to be issued in the name of the Participant; provided, however, that no Shares will be issued in settlement of this award unless the issuance complies with all applicable requirements of law described in Section 5 hereof. Prior to settlement, and in no event later than sixty (60) days following the Vesting Date, the Participant shall make arrangements with the Committee in accordance with Section 8 hereof for the satisfaction of the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld in connection with such settlement and, if applicable, satisfied any other conditions imposed by the Committee pursuant to the Plan. The Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves. The Participant shall have none of the rights of a stockholder of the Company with respect to the RSUs unless and until Shares are issued to the Participant in accordance with this Section 3.
SECTION 4.NO RIGHT TO CONTINUED SERVICE.
The granting of the RSUs evidenced hereby and this Agreement shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the services of the Participant and shall not lessen or affect any right that the Company or any Subsidiary or Affiliate may have to terminate the services of the Participant.
SECTION 5.SECURITIES LAWS/LEGEND ON CERTIFICATES.
The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants, as reasonably requested by the Company, which satisfies such requirements. Any certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 6.TRANSFERABILITY.
The RSUs may not be assigned, alienated, pledged, attached, sold, transferred or encumbered by the Participant except in the event of the Participant's death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary or Affiliate. No transfer shall be permitted for value or consideration. Any permitted transfer of the RSUs to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
SECTION 7.ADJUSTMENT OF RSUs; FRACTIONAL SHARES.
Adjustments to the RSUs shall be made in accordance with the terms of the Plan. Fractional shares shall not be issued and any rights thereto shall be forfeited without consideration.
SECTION 8.WITHHOLDING.
The Company shall have the power and the right to deduct or withhold automatically or require the Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement and the Plan. With respect to required withholding, the Participant may elect (subject to the Company's automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.
SECTION 9.NOTICES.
Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that the Participant most recently provided to the Company.
SECTION 10.ENTIRE AGREEMENT.
This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.
SECTION 11.WAIVER.
No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

SECTION 12.SUCCESSORS AND ASSIGNS.
The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant's assigns and the legal representatives, heirs and legatees of the Participant's estate, whether or not any such person shall have become a party to this Agreement and agreed in writing to be joined herein and be bound by the terms hereof.
SECTION 13.CHOICE OF LAW; JURISDICTION; WAIVER OF JURY TRIAL.
This Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
SECTION 14.RSUs SUBJECT TO PLAN.
By entering into this Agreement the Participant agrees and acknowledges that the Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and this Agreement. The RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.
SECTION 15.NO GUARANTEES REGARDING TAX TREATMENT.
The Participant (or their beneficiaries) shall be responsible for all taxes with respect to the RSUs. The Committee and the Company make no guarantees regarding the tax treatment of the RSUs.
SECTION 16.AMENDMENT.
The Committee may amend or alter this Award Agreement and the RSUs granted hereunder at any time, subject to the terms of the Plan.

SECTION 17.SEVERABILITY.
The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
SECTION 18.SIGNATURE IN COUNTERPARTS.
This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
THIS AWARD SHALL BE SUBJECT TO ALL POLICIES ADOPTED BY THE BOARD WITH RESPECT TO DIRECTOR COMPENSATION, AS SUCH POLICIES MAY BE AMENDED FROM TIME TO TIME, INCLUDING THE POLICIES ADOPTED PURSUANT TO THE CORPORATE GOVERNANCE GUIDELINES & PRINCIPLES, AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON FEBRUARY 25, 2011, WHICH CURRENTLY PROVIDES THAT DIRECTORS ARE REQUIRED TO HOLD FIFTY-PERCENT (50%) OF ALL SHARES OF COMMON STOCK RECEIVED AS COMPENSATION (AFTER THE SALE OF THAT PORTION NECESSARY FOR PAYMENT OF TAX LIABILITY) FOR AT LEAST AS LONG AS THE DIRECTOR CONTINUES TO SERVE ON THE BOARD

SIGNATURE PAGE BELOW

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Award Agreement as of the date first written above.

COMVERSE TECHNOLOGY, INC.

By: __________________________
Name:
Title

Agreed and acknowledged as
of the date first above written:

__________________________
Participant